Thirty-Fifth Supplemental

                              Indenture of Mortgage


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                       UNITED TELEPHONE COMPANY OF FLORIDA

                                       TO

                              THE BANK OF NEW YORK,
                                     Trustee


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                          Dated as of January 15, 1995

THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE OF MORTGAGE, dated as of January 15,1995, by and between UNITED TELEPHONE COMPANY OF FLORIDA, a corporation duly organized and existing under the laws of the State of Florida, with its principal place of business in Apopka, Orange County, Florida (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a state banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office in New York, New York, as Trustee (hereinafter sometimes referred to as the "Trustee").

WHEREAS, the Company executed and delivered to The First National Bank at Orlando, as Original Trustee, an Indenture of Mortgage dated as of the 2nd day of January, 1941 (hereinafter referred to as the "Original Indenture"), to secure its First Mortgage Bonds, issuable in series; and

WHEREAS, the Company thereafter executed and delivered certain Supplemental Indentures, First through Thirty-Fourth, inclusive, for the various purposes of creating additional series of First Mortgage Bonds, conveying and confirming unto the trustee certain additional property and amending the Original Indenture in certain respects (the Original Indenture as heretofore amended and supplemented and as amended and supplemented by this Thirty-Fifth Supplemental Indenture is sometimes hereinafter referred to as the "Indenture"); and

WHEREAS, Barnett Banks Trust Company, N.A., became successor trustee under the Original Indenture, as supplemented, on November 24, 1982; and

WHEREAS, the Trustee became successor trustee under the Original Indenture, as supplemented, on February 22, 1994; and

WHEREAS, pursuant to the Original Indenture, as supplemented, there were out-standing as of December 31, 1994, First Mortgage Bonds of Series and principal amounts as follows:

4 5/8% Bonds, Series R                       $ 2,500,000
9.25% Bonds, Series CC                       115,000,000
7.25% Bonds, Series DD                        50,000,000
6.25% Bonds, Series EE                        70,000,000
6.875% Bonds, Series FF                       60,000,000
7.125% Bonds, Series GG                       75,000,000
                                              ----------

   Total                                    $372,500,000

which constitute the only bonds outstanding under the Original Indenture as supplemented by the First through the Thirty-Fourth Supplemental Indentures, inclusive; and

WHEREAS, the Company has determined by due corporate action to provide for the issuance of additional First Mortgage Bonds in the aggregate principal amount of Seventy Million Dollars ($70,000,000) to be known as the Company's "First Mortgage Bonds, Series HH", and to make provision for the execution, authentication and delivery of the entire issue pursuant to the terms of the Indenture and to be in form and tenor substantially as hereinafter stated; and

WHEREAS, all things necessary to make the said First Mortgage Bonds, Series HH, when authenticated by the Trustee and issued as provided in the Indenture, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid First Mortgage and Deed of Trust to secure the payment of the principal of and interest on all bonds under all series issued thereunder have been done and performed, and the creation, execution and delivery of this Thirty-Fifth Supplemental Indenture and the execution and issuance of said First Mortgage Bonds, Series HH, subject to the terms of the Indenture, have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, without in any way limiting the grant contained in the Indenture, in consideration of the premises and One Dollar, lawful money of the United States of America to it duly paid by the Trustee, the receipt whereof is hereby acknowledged and for other good and valuable considerations, has granted, bargained, sold, released, conveyed, aliened, assigned, confirmed, transferred, mortgaged, warranted, pledged and set over, and does by these presents grant, bargain, sell, release, convey, alien, assign, confirm, transfer, mortgage, warrant, pledge and set over unto The Bank of New York and its successor, or successors in trust, and to them and their assigns forever, all and singular the premises, property, rights, franchises and physical property now owned or hereafter acquired by the Company (real, personal and mixed) and wheresoever situated, including all additions acquired or constructed by the Company since the execution and delivery of the Original Indenture and including all properties (real, personal and mixed) hereafter acquired by the Company and wheresoever situated, other than property of the nature of that excluded by the granting clauses of said Original Indenture.

TO HAVE AND TO HOLD all premises, rights, franchises, physical property additions and property (real, personal and mixed) of the Company, including all those properties now owned and hereafter acquired by the Company and wheresoever situated, transferred, assigned, mortgaged or pledged by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in such trust and to their assigns forever, it being agreed hereby that all such premises, rights, franchises, physical property additions and property (real, personal and mixed) of the Company shall be and are as fully granted and conveyed hereby and as fully embraced within the lien of the Original Indenture as if such premises, rights, franchises, physical property additions, and property (real, personal and mixed) of the Company were specifically described herein and conveyed hereby.

IN TRUST, NEVERTHELESS, for the purposes, with the provisions and subject to the agreements, conditions and covenants set forth and expressed in the Indenture.






                                    ARTICLE I

                                 SERIES HH BONDS

SECTION 1. There shall be and are hereby created "First Mortgage Bonds, Series HH" of the principal amount of Seventy Million Dollars ($70,000,000), hereinafter sometimes referred to as "Series HH bonds" or "bonds of Series HH". Series HH bonds shall be fully registered bonds without coupons authenticated by the certificate of authentication of the Trustee. Each bond of Series HH shall be dated as of the interest payment date next preceding the date of its authentication upon or as of which interest payment date payment of interest was last made upon bonds of Series HH (unless (a) issued on an interest payment date to which interest was paid upon bonds of Series HH, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first interest payment date on which interest is payable on bonds of Series HH, in which event it shall be dated January 26, 1995, or (c) issued between the record date (as hereinbelow defined) for any interest payment date and such interest payment date, in which event it shall be dated such interest payment date) and shall bear interest at the annual rate of interest set forth hereinafter in the form of Series HH bonds until the payment of the principal thereof, such interest to be payable semi-annually on the fifteenth day of January and July of each year, the first interest payment date being July 15, 1995. All Series HH bonds shall mature on January 15, 2025. The bonds of Series HH may be issued in the denomination of $1000 or any integral multiples thereof.

The person in whose name any Series HH bond is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Series HH bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of interest due on such interest payment date on any Series HH bond, in which case such defaulted interest shall be paid to the person in whose name such Series HH bond (or any Series HH bond or bonds issued upon transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest. The term "record date" as used in this Section with respect to any interest payment date shall mean the January 1 or July 1 next preceding such interest payment date, or, if such January 1 or July 1 is not a business day, the business day next preceding such January 1 or July 1, and such term, as used in this Section, with respect to the payment of any defaulted interest shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or, if such fifteenth day is not a business day, the business day next preceding such fifteenth day.

In any case where any interest payment date, or any date on which any payment of principal is due, whether at stated maturity, upon redemption or otherwise, of any Series HH bond shall not be a business day, then (notwithstanding any other provision of the Indenture or of the Series HH bonds) payment of interest or principal need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the interest payment date or date on which the payment of principal was due, provided that no interest shall accrue for the period from and after such interest payment date or date on which such payment of principal was due, as the case may be.

Such bonds and the certificate of authentication of the Trustee shall be substantially in the following forms, respectively (with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture), to wit:

                            [FORM OF SERIES HH BOND]

                       UNITED TELEPHONE COMPANY OF FLORIDA

                      8 3/8% FIRST MORTGAGE BOND, SERIES HH
                              due January 15, 2025

No. ......................                         $....................
UNITED TELEPHONE COMPANY OF FLORIDA, a corporation of the State of Florida hereinafter called the "Company"), for value received, hereby promises to pay to
 ................................or  registered  assigns, on January 15, 2025 the principal  sum  of  ......................................and  to  pay  interest thereon semi-annually on January 15 and July 15 of each year, commencing July 15, 1995, at the rate of 8 3/8% per annum, until said principal sum is paid. The principal of and interest on this bond shall be payable at the office of The Bank of New York, New York, New York, or its successors in trust, in coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public or private debts due in the United States of America. Subject to certain exceptions provided in the Indenture hereafter referred to, the interest so payable on any January 15 or July 15 will be paid to the person in whose name this bond is registered at the close of business on the January 1 or July 1 next preceding such January 15 or July 15, or if such January 1 or July 1 is not a business day, the business day next preceding such January 1 or July 1.

Payment of the principal of and interest on this Bond due at maturity will be made in immediately available funds to The Depository Trust Company or its nominee, provided that this Bond is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures. Payment of interest (other than interest payable at maturity) on this Bond will be made by transfer of immediately available funds to The Depository Trust Company or its nominee.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not be valid nor become obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by the Trustee under the Indenture.

IN WITNESS WHEREOF, UNITED TELEPHONE COMPANY OF FLORIDA has caused this bond to be executed in its corporate name with the signature of its President or one of its Vice Presidents and its corporate seal to be hereunto affixed or a facsimile thereof to be imprinted hereon and attested by the signature of its Secretary or one of its Assistant Secretaries.

Dated .......................................

                                 UNITED TELEPHONE COMPANY OF FLORIDA

                         By: ...................................................
                                         President


Attest:

 ...........................................
Secretary




                       [FORM OF REVERSE OF SERIES HH BOND]

This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, limited to the aggregate principal amount as is set out in the Original Indenture, the indentures supplemental thereto, and the Thirty-Fifth Supplemental Indenture dated as of January 15, 1995, and known as First Mortgage Bonds, Series HH, all issued and to be issued under and pursuant to and equally secured by a duly recorded Indenture of Mortgage (herein referred to as the Original Indenture), as amended and supplemented by thirty-five supplemental indentures, each duly executed and delivered by the Company to The Bank of New York, New York, New York, as Trustee, or to its predecessor trustee, upon substantially all of the property and franchises of the Company now owned or hereafter acquired, to which Original Indenture, as supplemented, and all further supplemental indentures thereto reference is hereby made for a description of the property transferred and mortgaged thereunder, the nature and extent of the security and the rights of the holders of said bonds, and of the Trustee and of the Company in respect of such security. Subsequent series of bonds may be issued on such conditions and may vary as to date, date of maturity, rate of interest and in other ways as in such Indentures provided or permitted.

No reference herein to the Original Indenture, as supplemented, and no provision of this bond or of the Original Indenture, as supplemented, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the respective times, at the rate and in the currency herein prescribed.

In case an event of default as defined in said Original Indenture occurs, the principal of this bond may become or may be declared due and payable before the stated maturity hereof, as specified in said Original Indenture.

This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, upon books of the Company to be kept for that purpose at the office of the Trustee under the Indenture, upon surrender hereof at said office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds, of like form and in an authorized denomination or in authorized denominations and of the same series, for the same aggregate principal amount; bonds of this series upon surrender thereof at said office may be exchanged for the same aggregate principal amount of bonds of this series of another authorized denomination or other authorized denominations; all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

The Company and the Trustee may treat the registered owner of this bond as the absolute owner hereof for purposes of receiving payment of the principal hereof and interest due hereon subject to the record date provision of the first paragraph hereof, and for all other purposes, and neither the Company nor the Trustee nor any paying agent or agency shall be affected by any notice to the contrary whether this bond or the interest thereon shall be overdue or not.

No recourse shall be had for the payment of the principal of or the interest on this bond or of any claim based hereon or in respect hereof or of said Original Indenture, as supplemented, against any incorporator, subscriber, stockholder, officer or director of the Company, past, present or future, whether directly or through a receiver in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of this bond, expressly released.

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                             FOR BONDS OF SERIES HH

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

This  bond is one of the First  Mortgage  Bonds,  Series  HH,  provided  for and
described  in  the  Thirty-Fifth   Supplemental  Indenture  of  Mortgage  within
mentioned.

                              THE BANK OF NEW YORK
                                   As Trustee

                    By .....................................
                              Authorized Signature


SECTION 2. Series HH bonds redeemed pursuant to any of the provisions of Article Six of the Indenture (including redemptions pursuant to Section 6.11 with the proceeds from the sale of property pursuant to Section 9.04) may be redeemed at any time at a redemption price equal to the principal amount thereof together with interest accrued and unpaid to the date fixed for redemption. The Trustee shall select bonds to be redeemed pursuant to any of the provisions of Article Six of the Indenture, in such manner as, in its discretion, it shall deem appropriate and equitable and not designed to result in disproportionate redemption of Series HH bonds in relationship to other series of bonds.

SECTION 3. In case of the redemption of any of the Series HH bonds pursuant to any of the provisions of Article Six of the Indenture (including redemptions pursuant to Section 6.11 with the proceeds from the sale of property pursuant to
Section 9.04), the Trustee shall give notice of such redemption to the holders of the Series HH bonds to be redeemed as hereinafter in this Section provided.

Notice of redemption shall be given to the holders of Series HH bonds to be redeemed as a whole or in part by mailing by registered mail, postage prepaid, a notice of such redemption not less than thirty nor more than sixty days prior to the date fixed for redemption to their last addresses as they shall appear upon the bond register, but failure to give such notice by mailing in the manner herein provided to the holder of any Series HH bond designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Series HH bonds.

Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Series HH bonds are to be redeemed, and shall state that payment of the redemption price of the Series HH bonds to be redeemed will be made at the office of the Trustee upon presentation and surrender of such Series HH bonds, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. If less than all the Series HH bonds are to be redeemed, the notice of redemption shall specify the Series HH bonds to be redeemed as a whole or in part. In case any Series HH bond is to be redeemed in part only, the notice which relates to such Series HH bond shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or any integral multiple thereof), and shall state that on and after the redemption date, upon surrender of such Series HH bond, the holder will receive the redemption price in respect of the principal amount thereof called for redemption and, without charge, a new bond or bonds of that series and of authorized denominations for the principal amount thereof remaining unredeemed.

SECTION 4. If the giving of notice of redemption shall have been completed as above provided, the Series HH bonds or portions of such bonds specified in such notice shall become due and payable on the date and at the place stated in such notice at the redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption interest on the Series HH bonds or portions of such bonds so called for redemption shall cease to accrue. On presentation and surrender of such Series HH bonds at said place of payment in said notice specified, the said Series HH bonds shall be paid and redeemed at the redemption price, together with interest accrued to the date fixed for redemption.

SECTION 5. Bonds of Series HH, upon surrender thereof at the main office of the Trustee, may be exchanged for the same aggregate principal amount of bonds of that series of other authorized denominations. Within a reasonable time after the surrender of bonds of Series HH accompanied by a request for such an exchange, the Company shall execute and the Trustee shall authenticate and deliver all bonds required in connection therewith.

Upon surrender for registration of transfer of any bonds, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new bond or bonds of the same series for a like aggregate principal amount.

All bonds presented or surrendered for exchange, registration of transfer, redemption, or payment shall, if so required by the Company or the Trustee, be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company or the Trustee, duly executed by the registered holder or by his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required (a) to issue, exchange or register the transfer of any bonds during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding bonds and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any bonds or portions thereof called or selected for redemption.

SECTION 6. Upon or at any time and from time to time after the execution and delivery of this Thirty-Fifth Supplemental Indenture, the Company may execute and deliver to the Trustee and, subject to Section 4.01 of the Indenture, the Trustee shall authenticate and deliver to or upon the order of the Company Seventy Million Dollars ($70,000,000) in aggregate principal amount of Series HH bonds.


                                   ARTICLE II

                                   DEFEASANCE

SECTION 1. Applicability of Article; Company's Option to Effect Defeasance.

The Company may at its option by Board Resolution, at any time, with respect to the Series HH bonds, elect to have either Section 2 or Section 3 of this Article II be applied to the outstanding Series HH bonds (hereinafter in this Article II, the "Defeased Bonds"), upon compliance with the conditions set forth in this
Article II.

SECTION 2. Defeasance and Discharge.

Upon the Company's exercise of the option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding Defeased Bonds on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Defeased Bonds and to have satisfied all its other obligations under the Defeased Bonds and the Indenture insofar as the Defeased Bonds are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of outstanding Defeased Bonds to receive, solely from the trust fund described in Section 4 of this Article II and as more fully set forth in such Section, payments in respect of the principal of and interest on the Defeased Bonds when such payments are due, (B) the Company's obligations with respect to such Defeased Bonds under Sections 1.10, 1.12, 1.13, 12.02 and 15.01 of the Indenture, (C) the rights, powers, trusts, duties, and immunities of the Trustee under the Indenture and (D) this
Article II. Subject to compliance with this Article II, the Company may exercise its option under this Section 2 notwithstanding the prior exercise of its option under Section 3 of this Article II with respect to the Defeased Bonds.

SECTION 3. Covenant Defeasance.

Upon the Company's exercise of the option applicable to this Section, the Defeased Bonds shall no longer be entitled to the benefits of the lien of the Indenture, which shall be deemed to be released for all purposes of the Indenture with respect to the Defeased Bonds, and the Defeased Bonds shall not be deemed to be outstanding for purposes of Section 4.01 of the Indenture, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance").

SECTION 4. Conditions to Defeasance.

The following  shall be the  conditions to  application  of either  Section 2 or
Section 3 of this Article II to the outstanding Series HH bonds:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 12.07 of the Indenture, who shall agree to comply with the provisions of this Article II applicable to it), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Defeased Bonds, (A) money in an amount, or
(B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of principal of and interest on the outstanding Defeased Bonds on the stated maturity of such principal or installment of principal or interest. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such US. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2) No event of default or event which with notice or lapse of time or both would become an event of default with respect to the Defeased Bonds shall have occurred and be continuing on the date of such deposit or, insofar as Section 8.01(e) is concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not cause the Trustee for the Defeased Bonds to have a conflicting interest as defined in Section 12.14 of the Indenture and for purposes of the Trust Indenture Act of 1939, as amended, with respect to any securities of the Company.

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(5) Such defeasance or covenant defeasance shall not cause any Defeased Bonds then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

(6) In the case of an election under Section 2 of this Article II, the Company shall have delivered to the Trustee an opinion of counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) subsequent to January 15, 1995, there has been a change in the applicable Federal income tax law in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Defeased Bonds will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(7) In the case of an election under Section 3 of this Article II, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Defeased Bonds will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

SECTION 5. Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee collectively, for purposes of this Section 5, the "Trustee") pursuant to Section 4 of this Article II in respect of the outstanding Defeased Bonds shall be held in trust and applied by the Trustee, in accordance with the provisions of the Defeased Bonds and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of the Defeased Bonds, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4 of this Article II or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Defeased Bonds.

Anything in this Article II to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or U.S. Government Obligations held by it as provided in
Section 4 of this Article II which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 6. Notice of Defeasance.

Notice of defeasance or covenant defeasance shall be given by registered mail, postage prepaid, mailed not more than 30 days following the date of deposit of money or U.S. Government Obligations pursuant to Section 4 of this Article II, to the holders of Defeased Bonds at their last addresses as they appear on the bond register not less than 10 days prior to such date of mailing. Notice of defeasance or covenant defeasance shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                                   ARTICLE III

                              ADDITIONAL PROVISIONS

SECTION 1. The Company agrees that it will at all times maintain, preserve and keep the property subject to the lien of the Indenture, with the appurtenances and every part and parcel thereof, in good repair, working order and condition and equipped with suitable equipment.

SECTION 2. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree that the provisions of Sections 6.13, 4.01(d)(7) and 6.08 of the Indenture, insofar as they relate to the amount of funds required to be expended by the Company for maintenance and/or provided for depreciation and/or expended for permanent additions against which no bonds have been, or will be, issued, shall cease to be effective on the earlier date on which either (a) no Bonds of Series R shall be outstanding or
(b) amendments to such Sections 6.13, 4.01(d)(7) and 6.08 of the Original Indenture, as supplemented, shall have become effective upon the consent of the holders of the Bonds of Series R.

SECTION 3. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree to the amendment of Subsection 4.01(e) and the parenthetical sentence of Section 15.04 of the Indenture by deleting the word "independent" where it appears.

SECTION 4. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree to the amendment of
Section 6.09 of the Indenture by adding the following phrase at the end of the third sentence thereof: "provided that, if any such payment shall be in an amount less than one-tenth of one percent (0.1%) of the book value, determined in accordance with generally accepted accounting principles, of the mortgaged property of the Company at that time, the payment shall be made to the Company and shall not be required to be made to the Trustee."

SECTION 5. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree to the amendment of
Section 6.10 of the Indenture by deleting the first sentence thereof and by deleting the words "the insurance proceeds payable in respect of which exceed the sum of Five Thousand Dollars ($5,000)" in the second sentence thereof.

SECTION 6. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree to the amendment of
Section 6.11 of the Indenture by: (i) adding the following phrase at the end of the first sentence: "provided that, if such proceeds amount to less than one-tenth of one percent (0.1%) of the book value, determined in accordance with generally accepted accounting principles, of the mortgaged property of the Company at that time, the Company shall not be required to deposit such proceeds with the Trustee"; (ii) inserting the following phrase after the word "purchase" in clause (b) of the fourth sentence: "(except as provided in the first sentence of this Section 6.11)"; (iii) deleting the first sentence in the second paragraph thereof and adding in lieu thereof the following:

Any amount received by the Trustee as an award in such taking shall be paid over by the Trustee to the Company upon the appropriation of net expenditures for property additions in an amount equal to one hundred percent (100%) of such award. Such appropriation shall be evidenced by filing with the Trustee (A) an officers' certificate dated as of a date within 90 days prior to the date of such appropriation, setting forth the information called for by paragraphs (1),
(2), (3), (4) and (5) of Subsection 4.01(d) of the Indenture and stating the amount of net expenditures for property additions to be so appropriated, (B) an engineer's certificate in the form required by Subsection 4.01(e) of the Indenture if such an engineer's certificate would be required by such Subsection 4.01(e), (C) an opinion of counsel in the form called for by Subsection 4.01(f) of the Indenture and (D) such further documents required by the provisions of
Article 15 of the Indenture.

and (iv) deleting the first sentence in the third paragraph thereof.

SECTION 7. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree to the amendment of
Section 9.04 of the Indenture by (i) adding the following phrase at the end of the second sentence of Subsection 9.04(b): "and provided, further, however, that if the proceeds from the sale of any such property amount to less than one-tenth of one percent (0.1%) of the book value, determined in accordance with generally accepted accounting principles, of the mortgaged property of the Company at that time, the Company shall not be required to deposit such proceeds with the Trustee"; (ii) deleting the words "and a sworn statement of an independent engineer" and the words "and such engineer" in Subsection 9.04(d); and (iii) deleting the words "in addition to any certificate required by Subsection (d) of this Section" in the first sentence of Subsection 9.04(e). The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby further consent and agree that, at such time as the foregoing amendments to
Section 9.04 of the Indenture become effective, the release of property from the lien of the Indenture upon its sale or exchange shall be governed by said
Section 9.04, notwithstanding any provisions to the contrary (relating to specific parcels of real estate) contained in the Third and the Fifth Supplemental Indentures.

SECTION 8. The amendments to the Indenture set forth in Sections 3 through 7 of this Article III shall be effective on the earlier date on which either (a) no Bonds of Series R shall be outstanding or (b) such amendment shall have become effective upon the consent of the holders of the Bonds of Series R.

SECTION 9. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree to the amendment of
Section 13.09 of the Indenture by deleting the phrase "seventy-five percent (75%)" in each place where it appears and inserting in lieu thereof the phrase "sixty-six and two-thirds percent (66 2/3%)". Such amendment shall be effective on the earlier date on which either (a) no Bonds of Series R shall be outstanding or (a) such amendment shall have become effective upon the consent of the holders of the Bonds of Series R; provided, however, that such amendment shall be effective immediately with respect to any modification or waiver of any right which shall have been specifically provided in respect of the Series HH bonds.

SECTION 10. The Company, and the holders of the Series HH bonds by their acceptance and holding thereof, hereby consent and agree that the Series HH bonds may be executed by the facsimile signature of the Company's president or one of its vice-presidents under its corporate seal, attested by the facsimile signature of the Company's secretary or one of its assistant secretaries.

     SECTION 11. This Thirty-Fifth Supplemental Indenture of Mortgage may be simultaneously executed in several counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument. The Indenture shall constitute one agreement between the parties.

SECTION 12. The aggregate principal amount of Series HH bonds authorized by this Indenture is limited to Seventy Million Dollars ($70,000,000), and the Company shall not execute and the Trustee shall not authenticate or deliver Series HH bonds in excess of such aggregate principal amount, provided that nothing contained in this Section or elsewhere in this Indenture, or in the Series HH bonds, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Series HH bonds under the circumstances contemplated by Sections 1.12 and 1.13 of the Original Indenture.

SECTION 13. The Original Indenture as heretofore amended and supplemented and as amended and supplemented by this Thirty-Fifth Supplemental Indenture shall be, remain and continue in full force and effect; and the Original Indenture as so amended and supplemented is in all respects hereby ratified and confirmed.

IN WITNESS WHEREOF, UNITED TELEPHONE COMPANY OF FLORIDA, party of the first part, has caused these presents to be signed in its name and behalf by its President or one of its Vice Presidents, and its corporate seal to be affixed, and said seal to be attested by the signature of its Secretary or an Assistant Secretary, and the due execution of these presents to be proved; THE BANK OF NEW YORK, party of the second part, has caused these presents to be signed in its name and behalf by its Vice President, and its corporate seal to be hereunto affixed, and said seal to be attested by the signature of an Assistant Treasurer, and the due execution of these presents to be proved; and all of which shall be effective as of the 15th day of January, 1995.


                            UNITED TELEPHONE COMPANY
                                   OF FLORIDA

                             By /s/ Richard D. McRae
                                ----------------------
                                Richard D. McRae, Vice President


ATTEST:

/s/ Jerry M. Johns
--------------------
Jerry M. Johns,
   Secretary

Signed, sealed, executed, acknowl-
edged and delivered by UNITED
TELEPHONE COMPANY OF FLORIDA,
in the presence of:
                                                   [CORPORATE SEAL]
/s/ Susan V. Stucker
----------------------
Susan V. Stucker

/s/ Monika Bailey
----------------------
Monika Bailey

                              THE BANK OF NEW YORK
                            By /s/ Michael J. Pellino
                               ------------------------
                            Michael J. Pellino, Vice President

ATTEST:

/s/ Garrett P. Smith
---------------------
Garrett P. Smith,
Assistant Treasurer

Signed, sealed, executed, acknowl-
edged and delivered by THE BANK
OF NEW YORK, in the presence of:
                                                   [CORPORATE SEAL]
/s/ Susan V. Stucker
---------------------
Susan V. Stucker

/s/ Monika Bailey
---------------------
Monika Bailey

State of Florida    }    ss.:
County of Orange    }

Before me, the undersigned, a notary public in and for the State and County aforesaid, an officer duly authorized to take acknowledgments of deeds and other instruments, personally appeared Richard D. McRae, Vice President of UNITED TELEPHONE COMPANY OF FLORIDA, a corporation, party of the first part in and to the above written instrument, and also personally appeared before me Jerry M. Johns, Secretary of said corporation; and said persons being severally well known to me or produced their driver's license as identification and who, as such Vice President and as such Secretary, executed the above written instrument on behalf of said corporation; and he, the Vice President, acknowledged that as such Vice President he subscribed the said corporate name to said instrument on behalf and by authority of said corporation, and he, the Secretary, acknowledged that he affixed the seal of said corporation to said instrument and attested the same by subscribing his name as Secretary of said corporation, by authority and on behalf of said corporation, and each of the two persons above named acknowledged that they, as such Vice President and Secretary, delivered said instrument by authority and on behalf of said corporation, and that all such acts were done freely and voluntarily and for the uses and purposes in said instrument set forth, and that such instrument is the free act and deed of said corporation; and each of said persons further acknowledged and declared that he knows the seal of said corporation, and that the seal affixed to said instrument is the corporate seal of the corporation aforesaid.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 13th day of January, 1995, at Apopka in the State and County aforesaid.


                          /s/ Pamela Campbell
                          ---------------------
                              Pamela Campbell
                         NOTARY PUBLIC STATE OF FLORIDA

[NOTARIAL SEAL]

STATE OF FLORIDA    }    ss.:
COUNTY OF ORANGE    }

Before me, the undersigned, a notary public in and for the State and County aforesaid, an officer duly authorized to take acknowledgments of deeds and other instruments, personally appeared Michael J. Pellino, Vice President of THE BANK OF NEW YORK, a New York state banking corporation, party of the second part in and to the above written instrument, and also appeared before me Garrett P. Smith, Assistant Treasurer of said corporation; and said persons being severally well known to me or produced their driver's license as identification and who, as such Vice President and as such Assistant Treasurer, executed the above written instrument on behalf of said corporation; and the said Vice President acknowledged that as such Vice President he subscribed the name of said corporation to said instrument on behalf and by authority of said corporation, and the said Assistant Treasurer acknowledged that he affixed the seal of said corporation to said instrument and attested the same by authority and on behalf of said corporation, and each of the two persons above named acknowledged that they, as such Vice President and as such Assistant Treasurer, delivered said instrument by authority and on behalf of said corporation, and that all such acts were done freely and voluntarily and for the uses and purposes in said instrument set forth and that such instrument is the free act and deed of said corporation; and each of said persons further acknowledged and declared that said person knows the corporate seal of said corporation, and that the seal affixed to said instrument is the corporate seal of the corporation aforesaid.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 13th day of January, 1995, at Apopka, in the State and County aforesaid.


                         /s/ Pamela Campbell
                         ---------------------
                         Pamela Campbell
                         NOTARY PUBLIC STATE OF FLORIDA

[NOTARIAL SEAL]

To qualify for the excise tax treatment provided for in Section 201.08(4), Florida Statutes (1993), the Company states that the Original Indenture and First through Thirty-Fourth Supplemental Indentures were recorded in the counties and at the book and page numbers set forth below:

Charlotte  County:  O.R. 865, p. 1354; O.R. 875, p. 961; O.R. 920, p. 2145;
O.R. 1061, p. 1865;  O.R. 1251, p. 0954;  O.R. 1277, p. 926; O.R. 1286,  p.1619.
Citrus  County:  M.B. 16 p. 224;  M.B. 16 p. 323; M.B. 17 p. 262; M.B. 18 p. 80;
M.B.  18 p. 87; M.B. 18 p. 227;  M.B. 18 p. 546;  M.B. 22 p. 371;  O.R. 3 p.432;
O.R. 12 p.281;  O.R. 16 p. 495;  O.R. 21 p. 183;  O.R. 33 p. 324;  O.R. 46 p. 1;
O.R. 60 p. 232; O.R. 79 p. 545; O.R. 97 p. 500; O.R. 113 p. 542; O.R. 117 p. 65;
O.R. 161 p. 193;  O.R.  177 p. 94; O.R. 278 p. 28; O.R. 300 p. 799;  O.R. 321 p.
759; O.R. 341 p. 707; O.R. 381 p. 627; O.R. 597 p. 1055; O.R. 707, p. 1843; O.R.
740, p. 0288; O.R. 829, p. 1839; O.R. 0963, p. 0250; O.R. 982, p. 239; O.R. 989,
p. 942.  Collier  County:  O.R.  1195, p. 163; O.R.  1208, p. 167; O.R. 1269, p.
1422; O.R. 1471, p. 2037;  O.R. 1778, p. 001297;  O.R. 1825, p. 1682; O.R. 1842,
pp. 1107-1139.  DeSoto County:  O.R. 224, p. 490; O.R. 226, p. 647; O.R. 236, p.
1109;  O.R. 263, p. 369; O.R. 307, p. 567; O.R. 313, p. 1062; O.R. 315, p. 1120.
Glades County:  O.R. 104, p. 247; O.R. 105, p. 893; O.R. 109, p. 1024; O.R. 120,
p. 862; O.R.  138, p. 0340;  O.R.  140, p. 852;  O.R.  141,  pp.772-804.  Hardee
County:  O.R. 323, p. 463; O.R. 326, p. 131; O.R. 338, p. 831; O.R. 378, p. 245;
O.R. 438, p. 248; O.R. 445, p. 747; O.R. 448, p. 548.  Hendry County:  O.R. 374,
p. 889; O.R.  378, p. 976;  O.R.  395, p. 977;  O.R. 439, p. 579; O.R.  0490, p.
1884; O.R. 495, p. 1519; O.R. 497, pp.  1492-1524.  Hernando County:  M.B. 79 p.
418;  M.B. 79 p. 468;  O.R. 2 p. 97; O.R. 3 p. 59; O.R. 9 p. 456;  O.R. 16 p.14;
O.R. 25 p.283;  O.R. 32 p. 370;  O.R. 43 p. 353;  O.R. 57 p. 183; O.R. 69 p.255;
O.R. 78 p. 272;  O.R. 80 p. 333; O.R. 103 p. 321; O.R. 111 p. 57; Q R. 253 p. 1;
O.R. 284 p. 100;  O.R. 301 p. 881;  O.R. 316 p. 65; O.R. 346 p. 892; O.R. 503 p.
1967; O.R. 617, p. 0989; O.R. 650, p. 1781; O.R. 751, p. 814; O.R. 892, p. 1059;
O.R. 913, p. 163; O.R. 920, p. 1745.  Highlands  County:  O.R. 885, p.377;  O.R.
897, p. 590; O.R. 947, p. 374; O.R. 1075, p. 69; O.R. 1199, p. 0414;  O.R. 1216,
p.657;  O.R. 1221,  p.1890.  Lake County:  M.B. 85 p.564; M.B. 86 p. 1; M.B. 108
p.425;  M.B. 109 p.33;  M.B. 110 p. 565;  M.B. 116 p. 171; M.B. 121 p. 237; M.B.
150 p. 459;  M.B. 161 p. 541;  M.B. 172 p.465;  M.B. 179 p. 77; M.B. 183 p. 360;
M.B. 194 p. 335; O.R. 29 p. 358; O.R. 70 p. 20; O.R. 114 p. 188; O.R. 153 p. 11;
O.R. 188 p. 432;  O.R. 196 p. 109; O.R. 264 p. 899; O.R. 283 p. 525; O.R. 422 p.
64; O.R. 454 p. 9; O.R. 484 p. 362; O.R. 510 p. 84; O.R. 565 p. 930; O.R. 750 p.
1494;  O.R.  884, p. 1085;  O.R. 920, p. 816; O.R.  1027,  p. 2289;  O.R.  1200,
p.0812;  O.R. 1225, p.1430;  O.R. 1235,  p.1085. Lee County:  O.R. 1846, p.1769;
O.R. 1858, p.4657; O.R. 1917, p.3070; O.R. 2098, p.1945; O.R. 2347, p.0583; O.R.
2387, p.1402; O.R. 2403,  pp.1793-1825.  Levy County: M.B. 2 p.10; M.B. 2 p.270;
M.B. 2 p.324;  M.B. 2 p.422;  M.B. 4 p.34;  M.B. 4 p.251;  M.B. 4 p.420;  M.B. 4
p.569;  M.B. 5 p.426;  M.B. 8 p.391; M.B. 9 p.540; M.B. 11 p.325; M.B. 12 p.179;
M.B. 12 p.540;  M.B. 14 p.440;  M.B. 16 p.434; M.B. 19 p.17; M.B. 21 p.588; M.B.
24 p.378;  M.B. 26 p.566;  M.B. 27 p.320;  M.B. 32 p.423; M.B. 34 p.263; O.R. 18
p.197;  O.R. 28 p.753; O.R. 38 p.2; O.R. 47 p.399; O.R. 66 p.587; O.R. 193 p.59;
O.R. 274, p.475;  O.R. 293, p.274;  O.R. 369, p.676; O.R. 0478, p.107; O.R. 492,
p.292; O.R. 0497, p.435.  Marion County:  M.B. 95 p.126; M.B. 96 p.190; M.B. 107
p.266;  M.B. 110 p.431; M.B. 113 p.450; M.B. 118 p.401; M.B. 127 p.359; M.B. 155
p.274;  M.B. 170 p.494;  M.B. 185 p.231; M.B. 193 p.515; M.B. 200 p.40; M.B. 213
p.306; M.B. 227 p.17; M.B. 243 p.324; O.R. 31 p.305; O.R. 63 p.457; O.R. 96 p.1;
O.R. 103 p.454; O.R. 193 p.1; O.R. 0222 p. 0435; O.R. 0449 p. 0701; O.R. 0495 p.
0341; O.R. 0533 p.0670;  O.R. 0570 p.0708;  O.R. 0653 p.0453;  O.R. 1112 p.1058;
O.R. 1363, p.952; O.R. 1427, p.1343;  O.R. 1605, p.430; O.R. 1884, p.1721;  O.R.
1925, p.146; O.R. 1939,  p.1812.  Monroe County:  O.R. 973 p.1496;  O.R. 982, p.
787; O.R. 1012, p. 1947;  O.R.  1106, p. 0174;  O.R.  1236,  p.2309;  O.R. 1256,
p.2161;  O.R. 1264,  pp.586-617.  Okeechobee County:  O.R. 277 p.1697; O.R. 279,
p.1659;  O.R. 237, p.124; O.R. 307, p.998; O.R. 340, p.325; O.R. 345, p.82; O.R.
346, p.1021.  Orange County:  M.B. 266, p.397;  M.B. 285 p.443;  M.B. 325 p.403;
M.B. 344 p.352;  M.B. 350 p.487; M.B. 369 p.344; M.B. 394 p.442; M.B. 507 p.601;
M.B. 547 p.356;  M.B. 586 p. 465; M.B. 612 p.672; O.R. 48 p.396; O.R. 173 p.418;
O.R. 293 p.700;  O.R.  467,  p.159;  O.R. 691 p.294;  O.R. 862 p.236;  O.R. 1006
p.652; O.R. 1032 p.718; O.R. 1346 p.744; O.R. 1430, p.912; O.R. 2022 p.842; O.R.
2170 p.581;  O.R.  2303 p.590;  O.R. 2420 p.231;  O.R. 2569 p.841;  O.R. 3283 p.
2308; O R. 3807, p. 1587;  O.R. 3888, p. 166; O.R. 4117, p. 1085;  O.R. 4498, p.
1915;  O.R. 4561, p. 4305; O.R. 4585, p. 1953.  Osceola  County:  M.B. 16 p.246;
M.B. 17 p.86; M.B. 19 p.480;  M.B. 20 p.361;  M.B. 24 p.123; M.B. 24 p.507; M.B.
25 p.371;  M.B. 36 p.221;  M.B. 39 p.438;  M.B. 43 p.208;  M.B. 45 p.30; M.B. 46
p.328;  M.B. 50 p.299;  O.R. 15 p.1; O.R. 33 p.465; O.R. 56 p.39; O.R. 72 p.382;
O.R. 84 p.526;  O.R. 87 p.501;  O.R. 120 p.143;  O.R. 130 p.327; O.R. 211 p.465;
O.R. 234 p.338;  O.R. 251 p.19;  O.R. 266 p.167;  O.R. 297 p.20; O.R. 582 p.774;
O.R. 810, p.2240;  O.R. 840, p.827; O.R. 938, p.2690;  O.R. 1100,  p.0375;  O.R.
1124, p. 2305; O.R. 1132, p. 2327. Palm Beach County: O.R. 4872 p.633; O.R. 4893
p.94; O.R. 4949,  p.1794;  O.R. 5285, p.998; O.R. 6205, p.725; O.R. 7512, p.124;
O.R. 7708, p.22; O.R. 7786, p.423.  Pasco County:  M.B. 38 p.246; M.B. 38 p.384;
M.B. 41 p.414;  M.B. 44 p.396; M.B. 46 p.284; M.B. 47 p.266; M.B. 48 p.556; M.B.
62 p.125;  O.R. 4 p.36;  O.R. 20 p.289  ;O.R.  30 p.54;  O.R. 37 p.367;  O.R. 61
p.188;  O.R. 80 p.495;  O.R. 106 p.279; O.R. 137 p.356; O.R. 166 p.569; O.R. 191
p.691;  O.R. 197 p.290; O.R. 261 p.639; O.R. 287 p.218; O.R. 525 p.126; O.R. 581
p.497 O.R. 636 p.609; O.R. 689 p.16; O.R. 766 p.1479; O.R. 1191 p.42; O.R. 1522,
p.1777;  O.R. 1609,  p.0001;  O.R. 1842, p.1967;  O.R. 3096, p.0047;  O.R. 3149,
p.1290;  O.R. 3169, p.1936.  Polk County: O.R. 2420 p.133; O.R. 2442 p.428; O.R.
2530, p.236; O.R. 2781, p.2255; O.R. 3178, p.0030; O.R. 3235, p.1286; O.R. 3255,
p.2169.  St. Lucie County:  O.R. 499, p.1715;  O.R. 508, p.702; O.R. 543, p.302;
O.R. 655,  p.2685;  O.R. 0819,  p.1114;  O.R. 0840,  p.2914;  O.R. 848,  p.1282.
Seminole County:  O.R. 1394 p.1086;  O.R. 1729 p.490;  O.R. 1754,  p.1170;  O.R.
1849, p.1983;  O.R. 2109, p.0502;  O.R. 2517,  p.1183;  O.R. 2585, p.0040;  O.R.
2611, p.308. Sumter County: M.B. 22 p.219; M.B. 22 p.341; M.B. 25 p.328; M.B. 26
p.95; M.B. 26 p.299;  M.B. 27 p.427; M.B. 29 p.92; M.B. 35 p.538; M.B. 38 p.267;
M.B. 40 p.453; M.B. 41 p.458; M.B. 42 p.368; M.B. 44 p.478; M.B. 47 p.10; O.R. 8
p.175;  O.R. 18 p.262;  O.R. 27 p.580;  O.R.  36 p.465;  O.R. 38 p.378;  O.R. 59
p.302;  O.R. 66 p.639;  O.R. 115 p.485; O.R. 125 p.531; O.R. 134 p.162; O.R. 141
p.491;  O.R. 156 p.741;  O.R. 259 p.50; O.R. 328, p.433;  O.R. 345, p.238;  O.R.
394, p.381; O.R. 470, p.390;  O.R. 482, p.388;  O.R. 487, p.12.  Volusia County:
O.R. 2817 p. 1724; O.R. 2849, p.0999;  O.R. 2982, p.1667; O.R. 3364, p.403; O.R.
3793, p.0075; O.R. 3827, p.3954; OR. 3840, p.1729.